                              THIOKOL CORPORATION
                       OFFICERS' CERTIFICATE PURSUANT TO
                    SECTIONS 2.01 AND 10.04 OF THE INDENTURE

          Nicholas J. Iuanow and Michael R. Ayers, do hereby certify that they are the Vice President and Treasurer, and Vice President and Controller, respectively, of Thiokol Corporation, a Delaware corporation (the "Company"), and do further certify, pursuant to resolutions of the Executive Committee of the Board of Directors of the Company adopted on February 17, 1998 (the "Resolutions"), and in accordance with the Indenture (the "Indenture") dated as of March 3, 1998 between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), as follows:

          1.  Attached hereto as Annex A is a true and correct copy of a
                                 -------
     specimen note (the "Form of Note") representing the Company's 6 5/8% Senior Notes due 2008 (the "Notes").

          2. The Form of Note sets forth certain of the terms required to be set forth in this certificate pursuant to Section 2.01 of the Indenture, and said terms are incorporated herein by reference. The Notes were issued at the initial public offering price of 99.423% of principal amount.

          3. In addition to the covenants set forth in Article 4 of the Indenture, the Notes shall include the following additional covenants, and such additional covenants shall be subject to covenant defeasance pursuant to Section 8.01 of the Indenture:

          "Section 4.09  Limitation on Liens.
                         -------------------

          The Company will not, and will not permit any Restricted Subsidiary to, incur, assume or guarantee any Debt secured by a Lien on any Principal Property or on any Debt or shares of capital stock of, or other ownership interests in, any Restricted Subsidiary ("Secured Debt") (whether such Principal Property, Debt, capital stock or ownership interests are owned or outstanding at the date of the Indenture or thereafter acquired or issued, as the case may be) if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions) would exceed 15% of the Company's Consolidated Net Tangible Assets, unless the Company provides, concurrently with or prior to the incurrence, assumption or guarantee of such Secured Debt, that the Notes shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt.

          The provisions described in the foregoing paragraph shall not apply to Debt secured by the following Liens (``Excluded Debt"):

          (i) Liens existing as of the date of the Indenture;

          (ii) Liens on any Principal Property, Debt, shares of capital stock or other ownership interests existing at the time of acquisition thereof (whether such acquisition is direct or by merger, acquisition of stock or assets or otherwise) by the Company or any of its Subsidiaries, provided such Liens were not created in contemplation of or in connection with such acquisition;

          (iii) Liens upon or with respect to any Principal Property acquired, constructed or improved by the Company or any of its Subsidiaries after the date of the Indenture which (A) are created, incurred or assumed contemporaneously with, or within 12 months after, the latest to occur of the acquisition (whether by merger, acquisition of stock or assets or otherwise), or the completion of construction or improvement, or the commencement of commercial operation, of such Principal Property, and (B) secure or provide for the payment of any part of the purchase price of such Principal Property or the cost of such construction or improvement; provided, however, that in the case of any such construction or improvement, the Lien shall relate only to Debt incurred to finance such construction or improvement;

          (iv) Liens securing Debt owing by any Subsidiary to the Company or to any other Subsidiary;

          (v) Liens for taxes not yet due or which are being contested by the Company in good faith;

          (vi) Liens securing reimbursement obligations with respect to letters of credit;

          (vii) Liens on receivables, inventory, and patents, trademarks, trade names and other intangibles, securing Debt;

          (viii) Liens encumbering deposits securing Debt under Hedging Obligations;

          (ix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (x) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (i) through (ix), provided that, based on a good faith determination of an Officer, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature and value to the Principal Property encumbered by the Lien which is being replaced; and

          (xi) Liens for the sole purpose of extending, renewing or replacing in whole or in part the Debt secured thereby referred to in the foregoing clauses (i) to (x), inclusive, or in this clause (xi); provided, however, that the Debt excluded pursuant to this clause (xi) shall be excluded only in an amount not to exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the Principal Property, Debt, shares of capital stock or other ownership interests, as the case may be, subject to the

     Lien so extended, renewed or replaced (plus improvements on or to such Principal Property).


          Section 4.10  Limitation on Sale and Leaseback Transactions.
                        ---------------------------------------------
          The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction involving any Principal Property (whether such Principal Property is owned at the date of the Indenture or thereafter acquired), if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions) would exceed 15% of the Company's Consolidated Net Tangible Assets. The provisions set forth in the immediately preceding sentence shall not apply to any Sale and Leaseback Transaction (an "Excluded Transaction") if (w) within 270 days from the effective date of such Sale and Leaseback Transaction, the Company or such Subsidiary applies an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property sold pursuant to such Sale and Leaseback Transaction or (ii) the fair value (as determined by the Company) of such Principal Property to retire (other than pursuant to any mandatory prepayment or retirement) Funded Debt of the Company or any Subsidiary (other than Funded Debt held by the Company or any Subsidiary of the Company), including, for this purpose, any currently maturing portion of such Funded Debt, or to purchase other property having a fair value (as determined by the Company) at least equal to the fair value (as determined by the Company) of the Principal Property sold in such Sale and Leaseback Transaction, (x) such Sale and Leaseback Transaction occurs within 180 days after the latest to occur of the date of acquisition by the Company or such Subsidiary, completion of construction or commencement of commercial operations of the Principal Property sold pursuant to such transaction, (y) such Sale and Leaseback Transaction (A) is between the Company and any Subsidiary or between any Subsidiaries, or (B) is entered into prior to the date of the Indenture or (z) at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to the Company or such Subsidiary of the Principal Property sold pursuant to such transaction is three years or less."

          4. In addition to the Events of Default set forth in Section 6.01 of the Indenture, the Notes shall include the following additional Event of
     Default:

          "6.01(6) acceleration of $100,000,000 or more, individually or in the aggregate, in principal amount of Indebtedness of the Company under the terms of the instrument under which such Indebtedness is issued or secured, except as a result of compliance with applicable laws, orders or decrees, if such Indebtedness shall not have been discharged or such acceleration is not annulled within 10 days after written notice of such acceleration."

          5. In addition to the definitions set forth in Article 1 of the Indenture, the Notes shall include the following additional definitions, which, in the event of a conflict with the definition of terms in the Indenture, shall control:


          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Consolidated Net Tangible Assets" means, with respect to the Company as at any date, the total assets of the Company and its consolidated Subsidiaries determined in accordance with GAAP as they appear on the most recently prepared consolidated balance sheet of the Company as of the end of a fiscal quarter, less (i) all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under GAAP; and
     (ii) all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names and goodwill.

          "Debt" means indebtedness for borrowed money or evidenced by bonds, notes, debentures or other similar instruments.

          "Funded Debt" means Debt of the Company or any of its Subsidiaries which, under GAAP, would appear as indebtedness on the most recent consolidated balance sheet of the Company, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

          "GAAP" means generally accepted accounting principles in the United States as in effect on the date of application thereof.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.


          "Indebtedness" means indebtedness for borrowed money or evidenced by bonds, notes, debentures or other similar instruments.

          "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

          "Principal Property" means any manufacturing, processing, distribution, research, research and development, warehousing or principal administration facility (including, without limitation, land, fixtures and equipment) owned or leased by the Company or any Subsidiary (including any of the foregoing acquired or leased after the date of the Indenture) and located within the United States of America, other than any of the foregoing which the Board of Directors of the Company by Board Resolution and in good faith declares, together with all other manufacturing, processing, distribution, research, research and development, warehousing and principal administration facilities (including, without limitation, land, fixtures and equipment) previously so declared, are not of material importance to the business conducted by the Company and its Subsidiaries taken as an entirety.

          "Restricted Subsidiary" means any Subsidiary of the Company which (i) owns or leases a Principal Property and (ii) (A) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America or (B) which is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any Principal Property, whether owned at the date of the Indenture or thereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Principal Property.

          6. Each of the undersigned is authorized to approve the form, terms and conditions of the Notes pursuant to the Resolutions.

          7.  Attached hereto as Annex B is a true and correct copy of the
                                 -------
     Resolutions.

          8. The Notes shall be issued as a Global Security (subject to exchange for definitive certificated Notes under the circumstances provided in the Indenture) and The Depository Trust Company shall be the Depository for the Notes.

          9.  Attached hereto as Annex C are true and correct copies of the
                                 -------
     letter addressed to the Trustee entitling the Trustee to rely on the Opinion of Counsel attached thereto, which Opinion relates to the Notes and complies with Section 10.04(b) of the Indenture.

          10. Each of the undersigned has reviewed the provisions of the Indenture, including the covenants and conditions precedent pertaining to the issuance of the Notes.


          11. In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

          12. Each of the undersigned has made such examination and investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions precedent of the Indenture pertaining to the issuance of the Notes have been satisfied.

          13. In our opinion all of the covenants and conditions precedent provided for in the Indenture for the issuance of the Notes have been satisfied.

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

          IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate this 3rd day of March 1998.


                                                /s/ Nicholas J. Iuanow
                                                -----------------------
                                        Name:   Nicholas J. Iuanow
                                       Title:   Vice President and
                                                Treasurer

                                                /s/ Michael R. Ayers
                                                -----------------------
                                        Name:   Michael R. Ayers
                                       Title:   Vice President and
                                                Controller